UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) - May 13, 2015 (May 7, 2015)

COOPER-STANDARD HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54305	20-1945088
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

39550 Orchard Hill Place Drive, Novi, Michigan	48375
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Cooper-Standard Holdings Inc. (the "Company") was held on May 7, 2015.  A total of 17,081,158 shares of common stock were eligible to vote at the Annual Meeting.  The matters voted on at the Annual Meeting were as follows:

1.   Election of Directors:

The following individuals were elected to the Board of Directors for a term of one year, expiring at the 2016 Annual Meeting of stockholders.

Name	Votes For	Withheld	Broker Non-Votes

Glenn R. August	15,024,051	152,769	252,270
Jeffrey S. Edwards	15,006,691	170,129	252,270
Sean O. Mahoney	15,008,782	168,038	252,270
David J. Mastrocola	15,008,782	168,038	252,270
Justin E. Mirro	15,051,387	125,433	252,270
Robert J. Remenar	15,051,387	125,433	252,270
Thomas W. Sidlik	14,767,035	409,785	252,270
Stephen A. Van Oss	15,000,725	176,095	252,270
The nominations were made by the Board of Directors and no other nominations were made by any stockholder.

2. Selection of Auditors:

The stockholders voted to ratify the appointment by the Company's Audit Committee of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.

Votes For	Votes Against	Abstentions

15,423,177	5,482	431

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cooper-Standard Holdings Inc.

/s/ Aleksandra A. Miziolek
Name:	Aleksandra A. Miziolek
Title:	Senior Vice President, General Counsel and Secretary

Dated: May 13, 2015